UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 22, 2014

BREEDIT CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (973) 370-3768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

During the periods set forth below, the Registrant issued and/or sold restricted shares of its common stock ("Shares") to individuals and entities as follows: (i) on June 27, 2014, K.E. Zurich Capital exercised warrants to purchase 600,000 Shares at an exercise price of $0.05; (ii) on September 9, 2014, E.M. Wahrhaft exercised warrants to purchase 400,000 Shares at an exercise price of $0.06; (iii) on September 22, 2014, Claude Tartour exercised warrants to purchase 500,000 Shares at an exercise price of $0.055 and (iv) on August 17, 2014, the Registrant issued a total of 136,000 Shares for professional services valued at $26,800 or $0.197 per Share. The proceeds of $81,500 from the exercise of the warrants were used to increase the Registrant's working capital.

The Registrant issued the Shares in reliance upon the exemption provided under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and/or Regulation S promulgated by the Securities and Exchange Commission under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BreedIt Corp.

By:	/s/ Yoel Yogev
Name:	Yoel Yogev
Title:	Chief Executive Officer

Date: December 4, 2014